March 14, 2018

Exhibit 10.5

uniQure N.V.

Performance Share Unit Agreement

Granted Under 2014 Share Incentive Plan, Amended and Restated effective as of June 15, 2016

NOTICE OF GRANT

This Performance Share Grant Unit Agreement (this “Agreement”) is made as of the Grant Date between uniQure N.V., a public limited company incorporated under the laws of the Netherlands (the “Company”) and the Participant.

1.Grant Date:

2.Participant Information:

Participant:

3.Number of performance-based restricted share units (“Performance Share Units”):

This Agreement includes this Notice of Grant and the following General Terms and Conditions (attached as Exhibit A), which are expressly incorporated by reference in their entirety herein.

This Agreement, including the General Terms and Conditions, supersedes all written and/or oral arrangements previously made between the Company and the Participant on the subject of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Grant Date by signing below or by electronic acceptance.

uniQure N.V.Participant

By:By:

Name:Matthew KapustaName:

Title:CEO

Title:

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uniQure N.V.

Performance Share Unit Agreement

Granted Under 2014 Share Incentive Plan, Amended and Restated effective as of June 15, 2016

EXHIBIT A

General Terms and Conditions

1. Performance Share Unit Grant.

(a) This Performance Share Unit Grant Agreement (this “Agreement”) evidences the grant by the Company, on the Grant Date to the Participant, of the number of Performance Based Share Units listed in the Notice of Grant (the “Target Award”), subject to the terms, restrictions and conditions set forth in this Agreement and the uniQure N.V. 2014 Share Incentive Plan, amended and restated effective as of June 15, 2016 (the “Plan”).  Pursuant to this Agreement, the Company hereby grants to the Participant the right to receive ordinary shares of the Company (“Ordinary Shares”) in the amount and on the terms set forth in this Agreement upon achievement of the Performance Goals (as defined on Exhibit B) during the 2018 calendar year (the “Performance Period”) and satisfaction of the requirements of the Vesting Schedule, both as set forth on Exhibit B attached hereto.  No Ordinary Shares shall be issued to the Participant on the Grant Date.  Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meanings set forth in the Plan.

(b) The Board of Directors of the Company (the “Board”) shall, as soon as practicable, certify (i) the extent, if any, to which, the Performance Goals have been achieved with respect to the Performance Period, and (ii) the number of Ordinary Shares, if any, earned upon attainment of the Performance Goals.  Such certification shall be final, conclusive and binding on the Participant, and on all other persons, to the maximum extent permitted by law.  In the event that the Board makes a final determination that a specific Performance Goal has not been achieved, the Participant shall have no further rights to receive Ordinary Shares pursuant to such Performance Goal hereunder.

(c) The Board may at any time prior to the final determination of whether the Performance Goals have been attained, change the Performance Goals or change the weighting of the Performance Goals to reflect any change in the Participant’s responsibility level or position or any other factor deemed relevant by the Board during the course of the period beginning on the Grant Date and ending on the last day of the Performance Period.

2. Shareholder Rights.  Prior to the issuance, if any, of Ordinary Shares pursuant to the terms of this Agreement and the Plan, the Participant shall not (a) have any of the rights or privileges of a shareholder of the Company, including the right to vote the Ordinary Shares underlying the Performance Share Units, (b) have the right to receive any dividends or other distributions, and (c) have any interest in any fund or specific assets of the Company by reason of this Agreement.

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3. Vesting.

(a) The Ordinary Shares subject to this Agreement will become earned based on the actual level of performance achieved with respect to the Performance Goals during the Performance Period on the terms set forth on Exhibit B and as determined by the Board and the earned Performance Share Units will become vested if the Participant satisfies the requirements of the Vesting Schedule set forth on Exhibit B.

(b) If the Participant ceases to be employed by the Company or a subsidiary of the Company employing the Participant (the “Employer”) prior to the Vesting Date (as defined in Exhibit B) as a result of a termination by the Employer without Cause (as defined below) or the Participant’s resignation for Good Reason (as defined below), as of the Vesting Date, the Participant shall be entitled to the number of Performance Share Units earned pursuant to the Performance Goals as of the date of termination.

(c) If the Participant ceases to be employed by the Employer for any reason prior to the applicable Vesting Date, other than due to a termination without Cause or the Participant’s resignation for Good Reason, the Participant shall forfeit all Performance Share Units and the Participant will not have any rights with respect to Performance Share Units that have not yet become vested as of the date the Participant ceases to be employed by the Employer, irrespective of the level of achievement of the Performance Goals; provided, however, that if such termination is a result of the death or permanent disability of the Participant, the Performance Share Units shall not be forfeited and shall remain subject to vesting pursuant to the terms hereof and exercisable by the Participant or his or her estate, as the case may be.

(d) For purposes of this agreement, the following terms have the following meanings:

(e) “Good Reason” means (I) a material reduction in the Participant’s base compensation, (II) a material reduction in the Participant’s authority, responsibilities or duties, (III) a material change in the geographic location at which the Participant must provide services for the Employer, or (IV) a material breach by the Company of this Agreement or by the Employer of the terms of the written employment agreement under which the Participant provides services to the Employer, if applicable; provided that the Participant provides the Employer notice of the event constituting Good Reason within 30 days following the occurrence of the event, the Employer fails to cure the event constituting Good Reason within 30 days following receipt of such notice and the Participant ceases employment with the Employer within 10 days following the end of the Employer’s 30-day cure period.

(f) “Cause” means willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to the Employer (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Employer), as determined by the Employer, which determination shall be conclusive.  The Participant’s employment shall be considered to have been terminated for Cause if the Employer determines on or before, or within 30 days after, the Participant’s resignation, that termination for Cause was warranted.

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4. Issuance.

(a) Ordinary Shares equal to the number of Performance Share Units that the Participant earns upon achievement of the Performance Goals and becomes vested in the right to receive in accordance with the Vesting Schedule, in each case, as set forth on Exhibit B, shall be issued to the Participant in accordance with Exhibit B.

(b) The obligation of the Company to deliver the Ordinary Shares to the Participant following the Vesting Date shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate to comply with relevant securities laws and regulations.

5. Nonassignability of Ordinary Shares.  The right to receive Ordinary Shares may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution applicable to such Participant, except as permitted under the Plan or by the Board.  Any attempt to sell, assign, transfer, pledge or otherwise encumber the right to receive Ordinary Shares contrary to the provisions of this Agreement and the Plan, and the levy of any execution, attachment or similar process upon the right to receive the shares, shall be null, void and without effect.

6. Provisions of the Plan. This grant is subject to the provisions of the Plan (including the provisions relating to amendments to the Plan), a copy of which will be furnished to the Participant.

7. Withholding.  No Ordinary Shares will be issued unless and until the Participant pays to the Employer, or makes provision satisfactory to the Employer for payment of, any national, federal, state and local or other income, national insurance, social and employment taxes required by law to be withheld in respect of this grant. Without limiting the generality of the forgoing, on the Settlement Date, the Participant shall cause to be sold such number of Ordinary Shares as shall be required such that the proceeds thereof shall be sufficient to cover all amounts required to be withheld by the Company in respect of tax, and shall cause the proceeds thereof to be remitted to the Company.

8. No Employment or Other Rights.  This grant shall not confer upon the Participant any right to be retained by or in the employ or service of the Employer and shall not interfere in any way with the right of the Employer to terminate the Participant’s employment or service at any time.  The right of the Employer to terminate the Participant’s employment or service pursuant to the terms of the Participant’s employment agreement, if any, is specifically reserved.

9. Recoupment Policy.  The Participant agrees that the Participant will be subject to any applicable claw back and recoupment policies, share trading policies and other policies that may be applicable to the Participant as an employee of the Employer, as in effect from time to time, whether or not approved before or after the Grant Date.

10. Assignment by Company. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries,

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and affiliates. This Agreement may be assigned by the Company without the Participant’s consent.

11. Notice.  Any notice to the Company provided for in this Agreement shall be addressed to the Head of Human Resources or Chief Financial Officer at their corporate address at the Company, and any notice to the Participant shall be addressed to such Participant at the current address shown on the payroll of the Employer, or to such other address as the Participant may designate to the Employer in writing.  Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited with postage prepaid.

12. Nature of the Grant. In accepting the Performance Share Units, the Participant acknowledges that:

(a) the Plan is established voluntarily by the Company, it provides for certain criteria in order to be eligible to receive an award, it is restricted in time, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement;

(b) the grant of the Performance Share Units is voluntary and occasional and does not create any contractual or other right to receive future grants, or benefits in lieu of grants, even if grants have been granted repeatedly in the past;

(c) all decisions with respect to future grants, if any, will be at the sole discretion of the Board;
(d) the Participant is voluntarily participating in the Plan;

(e) the Performance Share Units are an extraordinary item that do not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which is outside the scope of the Participant’s employment or consultancy agreement of his or her corporate mandate, if any;

(f) the Performance Share Units are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculation of any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension, retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way, to past services for the Company or the Employer;

(g) in the event that the Participant is not an employee of the Company, the Performance Share Units and the Participant’s participation in the Plan will not be interpreted to form an employment or service contract or relationship with the Company;

(h) the future value of the underlying Ordinary Shares is unknown and cannot be predicted with certainty; if the Participant’s Performance Share Units never vest, the Participant will not be eligible to receive any Ordinary Shares; and

(i) in consideration of the Performance Share Units, no claim or entitlement to compensation or damages shall arise from termination of the Performance Share Units or from

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any decrease in value of the Performance Share Units or Ordinary Shares that may be or have been acquired resulting from termination of the Participant’s employment, consultancy or corporate mandate by or with the Company or the Employer (for any reason whatsoever and whether or not in breach of contract or local laws) and the Participant irrevocably releases the Company and the Employer from any such claim that may arise.

13. Data Privacy.  The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this agreement by and among, as applicable, his or her Employer or contracting party and the Company for the exclusive purpose of implementing, administering and managing his or her participation in the Plan.

The Participant understands that the Company holds certain personal information about him or her, including, but not limited to, his or her name, home address and telephone number, work location and phone number, date of birth, hire date, details of all Performance Share Units or any other entitlement to Ordinary Shares awarded, cancelled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan (“Personal Data”).  The Participant understands that Personal Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country or elsewhere and that the recipient’s country may have different data privacy laws and protections than the Participant’s country.  The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Personal Data by contacting his or her local human resources representative.  The Participant authorizes the recipients to receive, possess, use, retain and transfer the Personal Data, in electronic or other form, for the purposes of implementing, administering and managing his or her participation in the Plan, including any requisite transfer of such Personal Data as may be required to a broker or other third party with whom the Participant may elect to deposit any Ordinary Shares acquired pursuant to the Performance Share Units.  The Participant understands that Personal Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan.  The Participant understands that he or she may, at any time, view Personal Data, request additional information about the storage and processing of Personal Data, require any necessary amendments to Personal Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative.  The Participant understands, however, that refusing or withdrawing his or her consent may affect his or her ability to participate in the Plan.  For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact his or her local human resources representative.

14. Section 409A.  It is intended that the Performance Share Units awarded hereunder shall comply with the requirements of Section 409A of the Code (and any regulations and guidelines issued thereunder) or an exemption, and this Agreement shall be interpreted on a basis consistent with such intent.  Payments shall only be made on an event and in a manner permitted by Section 409A of the Code, including the six-month delay for specified employees consistent with Section 11(g) of the Plan, if applicable.  This Agreement may be amended without the consent of the

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Participant in any respect deemed by the Board to be necessary in order to preserve compliance with Section 409A of the Code.

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EXHIBIT B

Target Award:

Performance Period:

Performance Goals:

Vesting Schedule:

Issuance Schedule:

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